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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47001) of NovaCare Employee Services, Inc. of our report dated July 30, 1999, except for paragraphs two and three of Note 2, as to which the date is September 8, 1999, appearing on page 55 of this Form 10-K.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
September 23, 1999